SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2013

GOLDLAND HOLDINGS, CO.

(Exact name of registrant as specified in its charter)

Delaware	000-53505	90-0350814
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, Suite 200

Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, the Registrant appointed Lew Georges and Paul Parliament to the board of directors. The Registrant states as follows with respect to each director:

1)

The director was not appointed pursuant to any arrangement or understanding between the new director and any other persons pursuant to which such director was selected as a director;

2)

As of the date of this report, both directors have been named to the compensation committee of the board, but not to any other committees;

3)

As of the date of this report, the director is not a party to and does not participate in any material plan, contract or arrangement (whether or not written) involving the Registrant.

Below is biographical information about each director:

Lewis Georges has over 31 years combined experience in both the investment and commercial real-estate industries. He is an Executive Vice-president of Investments for Davenport & Company, LLC, where he actively manages millions of dollars for individuals, corporations, non-profit organizations and 401(K) retirement plans. He is the main principal of a real estate development company where he owns and rents commercial real-estate space. He has strong business acumen and experiences and has been actively involved in numerous non-profit charities in the Norfolk, Virginia area.  Mr. Georges received a B.S. in Management from Virginia Commonwealth University and maintains a Series 7 Broker’s license with FINRA (Financial Industry Regulatory Authority). Mr. Georges also serves as a director of Silver Falcon Mining, Inc.

Paul Parliament has served for the last five years as president of The Parliament Corporation and The Parliament Apartment Corporation, which is in the real estate business. Mr. Parliament has 28+ years as a successful real estate developer, and as President of “Marsadi Layne Properties, Inc.,” “The Parliament Corporation,” “P.D.P Developments, Inc.,” and “The Parliament Apartment Corporation,” Mr. Parliament has a vast knowledge of property acquisitions, corporate finance, planning, permitting, staffing, and management.  Mr. Parliament also serves as a director of Silver Falcon Mining, Inc.

Section 8 – Other Events

Item 8.01 Other Events

On June 19, 2013, the Registrant learned that the District Court for the Third Judicial District of the State of Idaho for the County of Owyhee entered a default judgment against the Registrant in the case styled Richard Crawford, trustee for Robert B. Corrigan, and Bonita Corrigan v. Goldland Holdings Co., Case No. CV 10-01670.  The default judgment grants a judgment against the Registrant in the amount of $284,449.  The Registrant has retained new counsel to file a motion to vacate the default judgment, and believes it will be vacated.  In the event the Registrant is not able to vacate the default judgment, the Registrant will need to raise capital to pay the default judgment or its mining properties on War Eagle Mountain will be subject to sale at a sheriff’s sale to satisfy the default judgment.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDLAND HOLDINGS, CO.
Date: June 24, 2013	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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